Exhibit 1

Joint Filing Agreement

We, the undersigned, hereby agree that the Statement on Schedule 13D to which this Agreement is an Exhibit, which is being filed in connection with the securities of KongZhong Corporation, and any amendment thereafter signed by each of the undersigned, shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: September 30, 2008

RIGHT ADVANCE MANAGEMENT LTD.

By:	/s/ WANG Leilei
Name: WANG Leilei
Title: Beneficial Owner and Controlling Person

WANG LEILEI

By:	/s/ WANG Leilei